Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this initial filing of the Registration Statement of Empire Fidelity Investments Variable Annuity Account A of Empire Fidelity Investments Life Insurance Company on Form N-4 of our report dated March 25, 2005, relating to the financial statements of Empire Fidelity Investments Life Insurance Company, which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 6, 2006